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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          MARINE TRANSPORT CORPORATION
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             (Exact name of Registrant as specified in Its Charter)

        Delaware                                              13-2625280
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(State of organization)                                  (I.R.S. Employer
                                                          Identification No.)

1200 Harbor Boulevard, Weehawken, New Jersey                    07087
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(Address of principal executive offices)                      (Zip Code)


If this form relates to the                   If this form relates to the
registration of a class of                    registration of a class of
securities pursuant to                        securities pursuant to
Section  12(b) of the Exchange                Section  12(g) of the Exchange
Act and is effective pursuant to              Act and is effective pursuant to
General  Instruction A.(c), check             General Instruction A.(d)
the following  box.   \_\                     check the following box.  \X\


Securities Act registration statement file number to which this form relates:
None.


Securities to be registered pursuant to Section 12(b) of the Act:   None.


Securities to be registered pursuant to Section 12(g) of the Act:


                          Common Stock, $.50 par value
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                Information Required in Registration Statement
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Item 1.   Description of Registrant's Securities to be Registered.

     Reference is hereby made to:

     The description of the Common Stock, par value $.50 per share (the "Common Stock"), of Marine Transport Corporation, formerly known as OMI Corp., (the "Company") to be registered hereunder is incorporated by reference herein from the description set forth in the Company's Registration Statement on Form S-3, as amended, filed on September 27, 1996.


Item 2.   Exhibits.

     Pursuant to the Instructions as to Exhibits with respect to Form 8-A, the following exhibits were filed with the Securities and Exchange Commission in connection with this Registration Statement:

     1. Specimen Common Stock Certificate for domestic shareholders.

     2. Specimen Common Stock Certificate for foreign shareholders.

     3. The Company's Certificate of Amendment of Restated Certificate of Incorporation.

     4. The Company's Certificate of Incorporation as amended and restated, incorporated by reference to Exhibit 3.1 to the 1990 Form 10-K Report of the Company (No. 2-87930).

     5. The Company's  By-laws as amended,  incorporated by reference to Exhibit
3.2 to the 1990 Form 10-K Report of the Company (No. 2-87930).


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                                    SIGNATURE


          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                      MARINE TRANSPORT CORPORATION



                                      By:  /s/Richard T. du Moulin
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                                           Richard T. du Moulin
                                           President and Chief Executive Officer



Date:   June 18, 1998
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                                                                       Exhibit A





Specimen Common Stock Certificate for domestic shareholders.

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                                                                       Exhibit B



Specimen Common Stock Certificate for foreign shareholders.